FORM F-4
                              Exhibit Number 99.4

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                                                                  EXHIBIT 99.4


                               CP SHIPS LIMITED
                           OFFER FOR ALL OUTSTANDING
                         10 3/8% SENIOR NOTES DUE 2012
                                IN EXCHANGE FOR
                         10 3/8% SENIOR NOTES DUE 2012
                       WHICH HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933,
                                  AS AMENDED

To:     BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

CP Ships Limited (the "Company") is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated o, 2002 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 10 3/8% Senior Notes due 2012, which have been registered under the Securities Act of 1933, as amended, for its outstanding 10 3/8% Senior Notes due 2012 (the "Original Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated July 3, 2002 by and among the Company, CP Ships (UK) Limited, Lykes Lines Limited, LLC, TMM Lines Limited, LLC and the initial purchasers referred to herein.

We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

1.      Prospectus dated o, 2002;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Original Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelopes addressed to The Bank of New York, the Exchange Agent for the Exchange Offer.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.; NEW YORK CITY TIME, ON o, 2002, UNLESS EXTENDED


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BY THE COMPANY (THE "EXPIRATION  DATE").  ORIGINAL NOTES TENDERED  PURSUANT TO
THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If a registered holder of Original Notes desires to tender, but such Original Notes are not immediately available, or time will not permit such holder's Original Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer - Guaranteed Delivery Procedures".

The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                    Very truly yours,



                                    CP SHIPS LIMITED


NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.





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                              FORM F-10 EXHIBITS

Exhibit Number       Description
--------------       -----------

     1.1             Certificate of Qualification

     1.2             Calculation of Earnings Coverage

     2.1             Registration Rights Agreement dated 3rd July 2002 among
                     CP Ships Limited, CP Ships (UK) Limited, Lykes Lines Limited, LLC, TMM Lines Limited, LLC and The Bank of New York, as Trustee (included as Exhibit 4.3 in F-4 Exhibits).

     4.1(1) The Annual Information Form of the Company dated 17th May 2002 for the fiscal year ended 31st December, 2001

     4.2(2) The Company's Management Proxy Circular dated 27th February 2002 in connection with the 2002 Annual and Special Meeting of CP Ships' shareholders, other than the sections entitled "Report on Executive Compensation", "Corporate Governance" and "Performance Graph"

     4.3(3) Unaudited consolidated financial statements of CP Ships Limited for the 6 months ended 30th June 2002 and 30th June 2001

     5.1             Consent of PricewaterhouseCoopers LLP (included as
                     Exhibit 23.3 in F-4 Exhibits).

     6.1             Powers of Attorney.

     7.1 Indenture, as of dated July 3, 2002, among CP Ships Limited, CP Ships (UK) Limited, Lykes Lines Limited, LLC, TMM Lines Limited, LLC and The Bank of New York, as Trustee (included as Exhibit 4.1 in F-4 Exhibits).

     7.2             Form of $200,000,000 10-3/8 Senior Notes due 2012
                     (included in Exhibit 7.1)

______________

(1)      Previously filed on 17th June 2002 on Form 40-F/A (File No.001-15228).

(2)      Previously filed on 20th March 2002 on Form 6-K (File No.001-15228).

(3)      Previously filed on 26th July 2002 on Form 6-K (File No.001-15228).